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                                                                     EXHIBIT 1.1




                                5,000,000 SHARES






                               CENTENE CORPORATION

                          COMMON STOCK, $.001 PAR VALUE







                             UNDERWRITING AGREEMENT


                             DATED APRIL [16], 2002


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                                TABLE OF CONTENTS

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

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1.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................................2

   1.1.   EFFECTIVE REGISTRATION STATEMENT........................................................................2
   1.2.   CONTENTS OF REGISTRATION STATEMENT......................................................................2
   1.3.   DUE INCORPORATION.......................................................................................2
   1.4.   SUBSIDIARIES............................................................................................2
   1.5.   UNDERWRITING AGREEMENT..................................................................................2
   1.6.   DESCRIPTION OF CAPITAL STOCK............................................................................3
   1.7.   AUTHORIZED STOCK........................................................................................3
   1.8.   VALIDLY ISSUED SHARES...................................................................................3
   1.9.   NO CONFLICT.............................................................................................3
   1.10.     NO MATERIAL ADVERSE CHANGE...........................................................................3
   1.11.     LEGAL PROCEEDINGS; EXHIBITS..........................................................................3
   1.12.     COMPLIANCE WITH SECURITIES ACT.......................................................................3
   1.13.     NOT AN INVESTMENT COMPANY............................................................................3
   1.14.     COMPLIANCE WITH LAWS.................................................................................4
   1.15.     NO ENVIRONMENTAL COSTS...............................................................................4
   1.16.     NO REGISTRATION RIGHTS...............................................................................4
   1.17.     ABSENCE OF MATERIAL CHARGES..........................................................................4
   1.18.     GOOD TITLE TO PROPERTIES.............................................................................4
   1.19.     INTELLECTUAL PROPERTY RIGHTS.........................................................................4
   1.20.     NO LABOR DISPUTES....................................................................................5
   1.21.     INSURANCE............................................................................................5
   1.22.     GOVERNMENTAL PERMITS.................................................................................5
   1.23.     ACCOUNTING CONTROLS..................................................................................5
   1.24.     LISTING OF COMMON STOCK..............................................................................5
   1.25.     FINANCIAL STATEMENTS.................................................................................5
   1.26      NO MARKET MANIPULATION...............................................................................6
   1.27      EMPLOYEE BENEFIT PLANS...............................................................................6
   1.28      TAXES................................................................................................6
   1.29      DISCLOSURE...........................................................................................6
   1.30      CORPORATE RECORDS....................................................................................6
   1.31      INSIDER TRANSACTIONS.................................................................................6
   1.32      MARGIN SECURITIES....................................................................................6
   1.33      TRANSACTION FEES.....................................................................................7
   1.34      FORWARD-LOOKING STATEMENTS...........................................................................7
   1.35      COMFORT LETTER.......................................................................................7

2.      REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS................................................7

   2.1.   DUE AUTHORIZATION.......................................................................................7
   2.2.   SELLING SHAREHOLDER DOCUMENTS...........................................................................7
   2.3.   NO CONFLICT.............................................................................................7
   2.4.   GOOD TITLE TO SHARES....................................................................................8
   2.5.   DELIVERY OF COMMON SHARES...............................................................................8
   2.6.   NO REGISTRATION RIGHTS..................................................................................8
   2.7.   NO PRICE STABILIZATION OR MANIPULATION..................................................................8
   2.8.   DISCLOSURE BY SELLING SHAREHOLDER IN REGISTRATION STATEMENT.............................................8
   2.9.   CONFIRMATION OF COMPANY REPRESENTATIONS AND WARRANTIES..................................................8



                                       i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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3.      PURCHASE AND SALE AGREEMENTS..............................................................................9

   3.1.   FIRM SHARES.............................................................................................9
   3.2.   ADDITIONAL SHARES.......................................................................................9
   3.3.   MARKET STANDOFF PROVISION...............................................................................9
   3.4.   TERMS OF PUBLIC OFFERING...............................................................................10

4.      PAYMENT AND DELIVERY.....................................................................................10

   4.1.   FIRM SHARES............................................................................................10
   4.2.   ADDITIONAL SHARES......................................................................................10
   4.3.   DELIVERY OF CERTIFICATES...............................................................................10

5.      COVENANTS OF THE COMPANY.................................................................................10

   5.1.   FURNISH COPIES OF REGISTRATION STATEMENT AND PROSPECTUS................................................10
   5.2.   NOTIFICATION OF AMENDMENTS OR SUPPLEMENTS..............................................................11
   5.3.   FILINGS OF AMENDMENTS OR SUPPLEMENTS...................................................................11
   5.4.   BLUE SKY LAWS..........................................................................................11
   5.5.   EARNINGS STATEMENT.....................................................................................11
   5.6.   USE OF PROCEEDS........................................................................................11
   5.7.   TRANSFER AGENT.........................................................................................11
   5.8.   PERIODIC REPORTING OBLIGATIONS.........................................................................11

6.      CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS..............................................................11

   6.1.   EFFECTIVE REGISTRATION STATEMENT.......................................................................11
   6.2.   RULE 462 REGISTRATION STATEMENT........................................................................12
   6.3.   PROSPECTUS FILED WITH COMMISSION.......................................................................12
   6.4.   NO STOP ORDER..........................................................................................12
   6.5.   NO NASD OBJECTION......................................................................................12
   6.6.   NO DEBT DOWNGRADING....................................................................................12
   6.7.   NO MATERIAL ADVERSE CHANGE.............................................................................12
   6.8.   OFFICER'S CERTIFICATE..................................................................................12
   6.9.   OPINION OF COMPANY COUNSEL.............................................................................12
   6.10.     OPINION OF SELLING SHAREHOLDERS COUNSEL.............................................................12
   6.11.     OPINION OF UNDERWRITERS COUNSEL.....................................................................13
   6.12.     ACCOUNTANT'S COMFORT LETTER.........................................................................13
   6.13.     LOCK-UP AGREEMENTS..................................................................................13
   6.14.     SELLING SHAREHOLDERS CERTIFICATE....................................................................13
   6.15.     SELLING SHAREHOLDER DOCUMENTS.......................................................................13
   6.16.     ADDITIONAL DOCUMENTS................................................................................13

7.      EXPENSES.................................................................................................14

8.      INDEMNITY AND CONTRIBUTION...............................................................................14

   8.1.   COMPANY INDEMNIFICATION OF THE UNDERWRITERS............................................................14
   8.2.   SELLING STOCKHOLDER INDEMNIFICATION OF THE UNDERWRITERS................................................16
   8.3.   INDEMNIFICATION BY THE UNDERWRITERS....................................................................16
   8.4.   INDEMNIFICATION OF THE SELLING STOCKHOLDERS BY THE COMPANY.............................................16
   8.5.   INDEMNIFICATION OF THE COMPANY BY THE SELLING STOCKHOLDERS.............................................17
   8.6.   INDEMNIFICATION PROCEDURES.............................................................................17
   8.7.   CONTRIBUTION AGREEMENT.................................................................................18
   8.8.   CONTRIBUTION AMOUNTS...................................................................................18
   8.9.   LIMITATION OF SELLING STOCKHOLDER LIABILITY............................................................19
   8.10.  SURVIVAL OF PROVISIONS.................................................................................19


                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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9.      EFFECTIVENESS............................................................................................19

10.     TERMINATION..............................................................................................19

11.     DEFAULTING UNDERWRITERS..................................................................................19

12.     COUNTERPARTS.............................................................................................20

13.     HEADINGS, TABLE OF CONTENTS..............................................................................20

14.     NOTICES..................................................................................................20

15.     SUCCESSORS...............................................................................................21

16.     PARTIAL UNENFORCEABILITY.................................................................................21

17.     GOVERNING LAW............................................................................................22

18.     CONSENT TO JURISDICTION..................................................................................22

19.     WAIVER OF IMMUNITY.......................................................................................22

20.     FAILURE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER SHARES...........................................22

21.     ENTIRE AGREEMENT.........................................................................................22

22.     AMENDMENTS...............................................................................................23

23.     SOPHISTICATED PARTIES....................................................................................23

SCHEDULES

A        List of Underwriters
B        List of Selling Stockholders


EXHIBITS

A        Form of Legal Opinion of Company Counsel
B        Form of Legal Opinion of Selling Stockholders Counsel
C        Form of Legal Opinion of Federal Regulatory Counsel
D        Form of Legal Opinion of Indiana Regulatory Counsel
E        Form of Legal Opinion of Texas Regulatory Counsel
F        Form of Legal Opinion of Wisconsin Regulatory Counsel


                                      iii
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                                April [16], 2002



Thomas Weisel Partners LLC
SG Cowen Securities Corporation
CIBC World Markets Corp.
As Representatives of the several Underwriters
c/o  Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104


Ladies and Gentlemen:

         Introduction. Centene Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule A hereto (the "UNDERWRITERS"), and certain stockholders of the Company (the "SELLING STOCKHOLDERS") named in Schedule B hereto severally propose to sell to the several Underwriters, an aggregate of 5,000,000 shares of the common stock, par value $.001 per share, of the Company (the "FIRM SHARES"), of which 400,000 shares are to be issued and sold by the Company and 4,600,000 shares are to be sold by the Selling Stockholders, with each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder's name in Schedule B hereto.

             The Company and certain Selling Stockholders also propose to issue and sell to the several Underwriters not more than an additional 750,000 shares of its common stock, par value $.001 per share (the "ADDITIONAL SHARES"), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of common stock, par value $.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS". Thomas Weisel Partners LLC, SG Cowen Securities Corporation and CIBC World Markets Corp. have agreed to act as representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the Shares.

              The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (file no. 333-87212), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT") is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus (as described in Rule 434(a)(i) under the Securities Act) in the form first used to confirm sales of Shares is hereinafter referred to as the "DISTRIBUTED PROSPECTUS"; the prospectus included in the Registration Statement at the time of its effectiveness (including the information, if any, deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Securities Act) is hereinafter referred to as the "FILED PROSPECTUS"; and the Distributed Prospectus and the Filed Prospectus are hereinafter referred to collectively as the "PROSPECTUS". If the Company has filed a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462



                                       1
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Registration Statement. All references in this Agreement to the Registration
Statement, the Rule 462 Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                  1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  1.1. Effective Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

                  1.2. Contents of Registration Statement. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  1.3. Due Incorporation. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  1.4. Subsidiaries. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company directly or indirectly through one or more subsidiaries, free and clear of all liens, encumbrances and claims, except as disclosed in the Prospectus.

                  1.5. Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.



2
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                  1.6. Description of Capital Stock. The authorized capital
stock of the Company conforms, in all material respects, as to legal matters to the description thereof contained in the Prospectus.

                  1.7. Authorized Stock. The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

                  1.8. Validly Issued Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  1.9. No Conflict; Consents. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries, except, with respect to any such contraventions of provision of agreements or instruments that, singularly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or provinces or the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offer and sale of the Shares.

                  1.10. No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  1.11. Legal Proceedings; Exhibits. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  1.12. Compliance with Securities Act. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  1.13. Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.



3
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                  1.14. Compliance with Laws. The Company and its subsidiaries
(i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  1.15. No Environmental Costs. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  1.16. No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement and as to which such rights are being exercised in connection with the offering contemplated hereby or have been waived in writing (including pursuant to Section 2.6) or notice of such rights has been given and such holders have failed to exercise such right within the time required under the terms and conditions of such rights in connection with the offering contemplated hereby.

                  1.17. Absence of Material Charges. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

                  1.18. Good Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property and all personal property which are material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects that might reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  1.19. Intellectual Property Rights. The Company and its subsidiaries own or possess the right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names described in the Prospectus as being owned or used by them for the conduct of the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which,



4
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individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

                  1.20. No Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  1.21. Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

                  1.22. Governmental Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where any failure to possess any such certificate, authorization or permit, singularly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  1.23. Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  1.24. Listing of Common Stock. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and is quoted on the Nasdaq National Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

                  1.25. Financial Statements. The consolidated financial statements of the Company, together with the related notes, included in the Prospectus and such statements and related notes and the schedule included in the Registration Statement fairly present in all material respects the consolidated financial position and the consolidated results of operations and changes in financial position of the Company and its subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedule have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The summary and selected consolidated financial and operating data included in the Registration Statement present fairly in all material respects the information shown therein and such data have been compiled on a basis consistent with the consolidated financial statements presented therein and the books and records of the Company and its subsidiaries.

                  1.26. No Market Manipulation. Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that caused or resulted in, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

                  1.27. Employee Benefit Plans. No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")) or "accumulated funding deficiency" (as defined in
Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan that might reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; each employee benefit plan of the Company or any subsidiary is in compliance in all material respects with applicable law including ERISA and the Code; neither the Company nor any Subsidiary has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan;" and each "pension plan" (as defined in ERISA) for which the Company or any subsidiary would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that could cause the loss of such qualification.

                  1.28. Taxes. The Company and its subsidiaries (i) have filed all necessary federal, state, local and foreign income and franchise tax returns, (ii) have paid all federal, state, local and foreign taxes due and payable for which they are liable, except to the extent that such taxes are being contested in good faith and by appropriate proceedings, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against them that might reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  1.29. Disclosure. All descriptions of any franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

                  1.30. Corporate Records. The minute books of each of the Company and its subsidiaries have been made available to the Underwriters and counsel for the Underwriters and such books (i) contain a complete summary of all meetings and actions of the directors and stockholders of the Company or such subsidiary, as the case may be, since the time of its respective incorporation through the date of the latest meeting of and action and (ii) accurately, in all material respects, reflect all transactions referred to in such minutes.

                  1.31. Insider Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any of its subsidiaries, on the other hand, that is required to be described in the Prospectus and that is not so described.

                  1.32. Margin Securities. Neither the Company nor any of its subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System, and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin security or for any other purpose that might cause any of the Shares to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of such Board of Governors.

                  1.33. Transaction Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person, other than this Agreement, that would give rise to a valid claim against the Company, any of its subsidiaries or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

                  1.34. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  1.35. Comfort Letter. Arthur Andersen LLP is delivering to the Representatives, contemporaneously with the execution and delivery of this Agreement, a letter, addressed to the Underwriters and dated as of the date hereof, in the form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder and (ii) stating the conclusions and finding of such firm with respect to the consolidated financial statements and certain financial information contained in the Prospectus.

                  2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally and not jointly represents and warrants to and agrees with each of the Underwriters and, with respect to Sections 2.6, 2.7 and 2.8, the Company that:

                  2.1. Due Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  2.2. Selling Stockholder Documents. The Custody Agreement and the Power of Attorney (as each is defined in Section 2.3 hereof) of such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder enforceable in accordance with their respective terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  2.3. No Conflict. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Centene Corporation, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (with respect to such Selling Stockholder, the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (with respect to such Selling Stockholder, the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws or other governing instruments of such Selling Stockholder (if such Selling Stockholder is a corporation or other entity), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  2.4. Good Title to Shares. Such Selling Stockholder (i) has valid title to the Shares to be sold by such Selling Stockholder, (ii) on the Closing Date or any Option Closing Date (both as defined below), will have valid title to the Shares to be sold by such Selling Stockholder on such date and
(iii) has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

                  2.5. Delivery of Common Shares. Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  2.6. No Registration Rights. To the extent such Selling Stockholder has any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, such rights have been previously waived in writing in connection with the offering contemplated hereby or are hereby waived.

                  2.7. No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  2.8. Disclosure by Selling Stockholder in Registration Statement. To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use herein, (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  2.9. Confirmation of Company Representations and Warranties. Such Selling Stockholder has no knowledge that the representations and warranties of the Company contained in Section 1 hereof are not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and is not prompted to sell any of the Shares by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus. For purposes of this Section 2.9, knowledge of a Selling Stockholder which also has a representative on the Company's Board of Directors shall mean the actual knowledge of such Selling Stockholder's representative on the Company's Board of Directors.

                  3. Purchase and Sale Agreements.

                  3.1. Firm Shares. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  3.2. Additional Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and those Selling Stockholders having a number of Shares set forth opposite their names in Schedule B hereto under the heading "Maximum Number of Additional Shares" agree, severally and not jointly, to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 750,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than thirty
(30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may not be earlier than three
(3) business days nor later than ten (10) business days after the date of such notice, provided that if such date is the Closing Date, such notice instead shall be provided at least one full business day before the Closing Date. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, (i) the Company and each such Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters that number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) determined by multiplying, in the case of the Company, 70,495 or, in the case of any such Selling Stockholder, the number of shares set forth opposite the name of such Selling Stockholder in Schedule B under the heading "Maximum Number of Additional Shares" by a fraction, the numerator of which shall be the number of Additional Shares as to which such election shall have been exercised and the denominator of which shall be 750,000 and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company and each such Selling Stockholder that portion of the number of Additional Shares to be sold by the Company or such Selling Stockholder, as the case may be, pursuant to the preceding clause (i) (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to 5,000,000.

                  3.3. Market Standoff Provision. The Company hereby agrees that, without the prior written consent of Thomas Weisel Partners, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) Shares to be sold by the Company hereunder, (ii) shares of Common Stock issued upon the exercise of outstanding options and warrants on the date of the Prospectus, (ii) shares of Common Stock issued, or options granted, under the Company's 1994 Stock Plan, 1996 Stock Plan, 1998 Stock Plan, 1999 Stock Plan, 2000 Stock Plan and 2002 Employee Stock Purchase Plan or (iv) up to an aggregate of 1,000,000 shares of Common Stock issued in connection with one or more acquisitions by the Company of assets, capital stock or businesses of unaffiliated persons or entities (whether by mergers, exchanges of stock or otherwise), or with the entering into of one or more collaboration agreements with unaffiliated entities, provided that, in the case of this clause
(iv), each person or entity receiving any shares of Common Stock pursuant to any such acquisition or agreement shall enter into a letter agreement with transfer restrictive terms (including a lock-up period continuing for 90 days after the date of the Prospectus) equivalent to those set forth in the first sentence of this paragraph.

                  3.4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Firm Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

                  4. Payment and Delivery.

                  4.1. Firm Shares. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May [22], 2002 or at such other time on the same or such other date, not later than May [27], 2002 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

                  4.2. Additional Shares. Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3(b) or at such other time on the same or on such other date, in any event not later than June [25], 2002 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

                  4.3. Delivery of Certificates. Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  5.1. Furnish Copies of Registration Statement and Prospectus. To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time, on May [18], 2002 and during the period mentioned in
Section 5.3 below, as many copies of the

Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  5.2. Notification of Amendments or Supplements. Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

                  5.3. Filings of Amendments or Supplements. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  5.4. Blue Sky Laws. To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

                  5.5. Earnings Statement. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen
(18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

                  5.6. Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                  5.7. Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                  5.8. Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file all documents required to be filed with the Commission and the Nasdaq National Market pursuant to Section 13, 14 or 15 of the Exchange Age in the manner and within the time periods required by the Exchange Act.

                  6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

                  6.1. Effective Registration Statement. The Registration Statement shall have become effective not later than 5 p.m. (New York City time) on the date hereof.

                  6.2. Rule 462 Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

                  6.3. Prospectus Filed with Commission. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

                  6.4. No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

                  6.5. No NASD Objection. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                  6.6. No Debt Downgrading. There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  6.7. No Material Adverse Change. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  6.8. Officer's Certificate. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President and Chief Executive Officer or the Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, to the effect set forth in Sections 6.4 and 6.7 above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  6.9. Opinion of Company Counsel. The Underwriters shall have received on the Closing Date an opinion of Hale and Dorr LLP, counsel for the Company, dated the Closing Date, the form of which is attached hereto as Exhibit
A. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  6.10. Opinion of Selling Stockholders Counsel. The Underwriters shall have received on the Closing Date an opinion of Hill & Barlow, a Professional Corporation, counsel for the Selling

Stockholders, dated the Closing Date, the form of which is attached hereto as Exhibit B. The opinion shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

                  6.11. Opinion of Underwriters Counsel. The Underwriters shall have received on the Closing Date an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Exhibit A, numbered paragraphs 5, 6 and 8 (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters," [without regard to the parenthetical exception set forth therein]) and clause (B) of the last paragraph of Exhibit A. With respect to the statements set forth in clause (B) of the last paragraph of Exhibit A, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                  6.12. Accountant's Comfort Letter. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  6.13. Opinions of Regulatory Counsel. The Underwriters shall have received on the Closing Date opinions of Armstrong Teasdale LLP, Ice Miller, Akin, Gump, Strauss, Hauer & Feld, L.L.P., and Quarles & Brady LLP, as special regulatory counsel for the Company, with respect to federal, Indiana, Texas and Wisconsin law, the forms of which are attached hereto as Exhibits C, D, E and F, respectively. The opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  6.14. Selling Stockholders Certificate. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by or on behalf of each Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  6.15. Selling Stockholder Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

                  6.16. Additional Documents. On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                  7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and Hill & Barlow, a Professional Corporation (up to a maximum of $30,000), in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of Shares by the Company to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state and provincial securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state and provincial securities laws as contemplated by Section 5.4 hereof, including filing fees and the reasonable fees and disbursements (up to a maximum of $7,500) of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Stockholders agree to pay or cause to be paid: (a) the fees, disbursements and expenses of counsel for the Selling Stockholders, except as provided in clause
(i) of the preceding sentence, and (ii) all costs and expenses related to the transfer and delivery of Shares by the Selling Stockholder to the Underwriters, including any transfer or other taxes payable thereon.

                  Except as expressly provided in the preceding paragraph, the provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

                  8. Indemnity and Contribution.

                  8.1. Indemnification of the Underwriters.



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


                  (a) The Company and each of its subsidiaries, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (ii) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.


                  (b) In the event that the Company shall have failed to indemnify the Underwriters for any reason in accordance with Section 8.1(a) within 180 days (during which time the Underwriters shall have used commercially reasonable efforts to collect any such amount due from the Company) after (x) demand therefor shall have been made to the Company by the Underwriters with respect to any legal or other expenses that the Underwriters have reasonably incurred in connection with defending or investigating any such action or claim,
(y) a judgment shall have been rendered against the Company for payment under
Section 8.1(a) by a court of competent jurisdiction from which there is no further right to appeal or (z) a final settlement shall have been reached which includes payment by the Company under Section 8.1(a) provided that the requirements of Section 8.6, Indemnification Procedures, shall have been adhered to with respect to settlements by the parties to this Agreement (such amount not indemnified by the Company, the "SHORTFALL"), then each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case of which such Selling Stockholder (including such Selling Stockholder's representative on the Company's board of directors, if applicable) shall have been finally determined to have had actual knowledge by a court of competent jurisdiction from which there is no further right to appeal; and except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (ii) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The liability of each Selling Stockholder under this Section 8.1(b) shall in no event exceed an amount which is equal to the Shortfall multiplied by a fraction, the numerator of which is an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus, and the denominator of which is an amount equal to the initial public offering price of the Shares sold by all Selling Stockholders against whom an indemnification obligation shall have been imposed in accordance with this Section 8.1(b), less the underwriting discount, as set forth on the front cover page of the Prospectus.

                  8.2. Selling Stockholder Indemnification of the Underwriters. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  8.3. Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  8.4 Indemnification of the Selling Stockholders by the Company. The Company and each of its subsidiaries, jointly and severally, agree to indemnify and hold harmless each Selling Stockholder, each of the officers, directors and partners of such Selling Stockholder, and each person, if any, who controls such Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with the registration of the Shares, except in either case with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  8.5 Indemnification of the Company by the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  8.6 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and as otherwise provided in the next sentence of this
Section 8.6, unless the indemnifying party does not so assume the defense thereof if given the opportunity to do so. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners, LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  8.7. Contribution Agreement. To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by this clause 8.7(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in this clause 8.7(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  8.8. Contribution Amounts. The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 8.7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  8.9. Limitation of Selling Stockholder Liability. Notwithstanding anything to the contrary in Section 8 of this Agreement, the aggregate liability of each Selling Stockholder under the indemnity and contribution provisions of this Section 8 shall in no event exceed an amount equal to the Public Offering Price of the Shares sold by such Selling Stockholder, less the underwriting discount as set forth on the front cover page of the Prospectus.

                  8.10. Survival of Provisions. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                  9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National or Small Cap Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or (v) in the judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(v), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  11. Defaulting Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Seller which so fails or refuses to comply or is unable to perform will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  12. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  13. Headings; Table of Contents. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

                  If to the Representatives:

                           Thomas Weisel Partners LLC
                           One Montgomery Street, Suite 3700
                           San Francisco, California 94104
                           Facsimile:  (415) 364-2694
                           Attention:  _____________________
                  with a copy to:

                           Thomas Weisel Partners LLC
                           One Montgomery Street, Suite 3700
                           San Francisco, California 94104
                           Facsimile: (415) 364-2694
                           Attention: David A. Baylor, Esq.

                  If to the Company:

                           Centene Corporation
                           7711 Carondelet Avenue, Suite 800
                           Saint Louis, Missouri 63105
                           Facsimile: (314) 725-5180
                           Attention: President and Chief Executive Officer

                  with a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, Massachusetts 02109
                           Facsimile: (617) 526-5000
                           Attention: Mark L. Johnson, Esq.

                  If to the Selling Stockholders:

                           Centene Corporation, as Custodian
                           7711 Carondelet Avenue, Suite 800
                           Saint Louis, Missouri 63105
                           Facsimile: (314) 725-5180
                           Attention: President and Chief Executive Officer

                  with a copy to:

                           Hill & Barlow, a Professional Corporation
                           One International Place
                           Boston, Massachusetts 02110-2600
                           Facsimile: (617) 428-3500
                           Attention: Thomas C. Chase, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

                  15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

                  16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other

Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  18. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                  19. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

                  20. Failure of the Selling Stockholders to Sell and Deliver Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement and the Company and the remaining Selling Stockholders do not exercise at the Closing Date their right, hereby granted, to increase the number of Shares to be sold by them hereunder, pro rata or otherwise, to 5,000,000, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholders, or (ii) purchase the Shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date or the Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

                  21. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

                  22. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

                  23. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.




                  [Remainder of page intentionally left blank]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                              Very truly yours,

                                              CENTENE CORPORATION



                                              By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                              The Selling Stockholders
                                              named in Schedule B hereto,
                                              acting severally



                                              By:
                                                    ----------------------------
                                                    Attorney-in-Fact


Accepted as of the date hereof

Thomas Weisel Partners LLC
SG Cowen Securities Corporation
CIBC World Markets Corp.

Acting severally on behalf
  of themselves and the
  several Underwriters named
  in Schedule A hereto.

By:   Thomas Weisel Partners LLC



      By:
           -----------------------------
           Name:
           Title:

                                   SCHEDULE A


                                                            NUMBER OF FIRM
                                                                SHARES
         UNDERWRITER                                       TO BE PURCHASED
         -----------                                       ---------------
Thomas Weisel Partners LLC
SG Cowen Securities Corporation
CIBC World Markets Corp.






                            Total                            5,000,000

                                   SCHEDULE B


                                                                           MAXIMUM
                                                         NUMBER OF        NUMBER OF
                                                        FIRM SHARES       ADDITIONAL
            SELLING STOCKHOLDER                         TO BE SOLD          SHARES
            -------------------                        -------------     -------------
Greylock Limited Partnership                               1,853,831           273,968
Strategic Investment Partners Ltd.                         1,742,487           257,513
Cahill, Warnock Strategic Partners Fund, L.P.                825,503           121,997
Strategic Associates, L.P.                                    45,740             6,760
Robert Johannes                                               82,867            12,246
JP Morgan Securities, Inc.                                    33,605             4,966
William Jollie                                                13,907             2,055
Shelly Stewart                                                 2,000                --
Elaine Laverenz                                                   60                --
                                                       -------------     -------------
     Total                                                 4,600,000           679,505
                                                       =============     =============

                                    EXHIBIT A

                    FORM OF LEGAL OPINION OF COMPANY COUNSEL

         1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus. The Company is duly qualified and is in good standing as a foreign corporation in the State of Missouri.

         2. Each subsidiary of the Company identified in Exhibit 21 to the Registration Statement (each a "Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

         3. All of the issued shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned of record by the Company or another Subsidiary free and clear of any contractual liens, encumbrances or claims known to such counsel, except as disclosed in the Prospectus.

         4. All the outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar statutory rights under the Delaware General Corporation Law statute or, to the knowledge of such counsel, similar contractual rights granted by the Company. In providing this opinion, such counsel may rely upon an opinion letter of Michael Best & Friedrich with respect to certain issues arising under the Wisconsin Business Corporation Law, a copy of which opinion shall be delivered to the Underwriters on the Closing Date or the Option Closing Date (as the case may be).

         5. The Shares to be sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefore as provided by the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar statutory rights under the Delaware General Corporation Law statute or, to the knowledge of such counsel, similar contractual rights granted by the Company.

         6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         7. The execution, delivery and performance of the Underwriting Agreement by the Company, the compliance by the Company with all the provisions thereof and the consummation by the Company of the transactions contemplated thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of various states or provinces or the National Association of Securities Dealers, Inc.), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws of the Company or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company is a party filed as an exhibit to the Registration Statement, or (C) violate or conflict with any applicable law, rule or regulation that in the experience of such counsel is normally applicable in transactions of the type contemplated by the Underwriting Agreement or any judgment, order or decree specifically naming the Company or its property of which such counsel is aware.

         8. The statements in the Prospectus under the captions "Description of Capital Stock" and "Underwriting" (except for the statements therein under the subcaption "Short Sales, Stabilizing Transactions and Penalty Bids," as to which such counsel need not express any opinion) and in Item 14 of the Registration Statement, insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.

         9. Such counsel does not know of any legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries that are required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus that are not so described.

         10. The Registration Statement has become effective under the Securities Act, and to the knowledge of such counsel (A) no stop order suspending its effectiveness has been issued and (B) no proceedings for that purpose are pending before or threatened by the Commission.

         11. The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         Such counsel shall state that, in connection with the preparation of the Registration Statement and the Prospectus, they participated in conferences with officers and representatives of the Company, counsel for the Underwriters and the independent accountants of the Company, at which conferences such counsel made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus. Such counsel shall further state that, while the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, subject to the foregoing and based on such participation, inquiries and discussions: (A) the Registration Statement (except for the financial statements, including the notes and schedule thereto, and other financial and accounting data included therein, as to which such counsel need not express any view), at the time it became effective (but after giving effect to changes incorporated pursuant to Rule 430A under the Securities
Act), and the Prospectus (except as aforesaid), as of the date it was filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder; and
(B) no facts have come to the attention of such counsel that cause such counsel to believe that (1) the Registration Statement, at the time it became effective (but after giving effect to changes incorporated pursuant to Rule 430A under the Securities Act), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that such counsel need not express any view with respect to the financial statements, including the notes and schedule thereto, or any other financial or accounting data included therein) or (2) the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act or as of the Closing Date or the Option Closing Date (as the case may be), contained as of its date, or contains as of the date of such opinion, any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view with respect to the financial statements, including the notes and schedule thereto, or any other financial or accounting data included therein).

                                    EXHIBIT B


              FORM OF LEGAL OPINION OF SELLING STOCKHOLDERS COUNSEL


         1. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders.

         2. The execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and the Custody Agreement and Powers of Attorney of such Selling Stockholder will not contravene any provision of applicable law, or the articles/certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation) or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and, to such counsel's knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under the Underwriting Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares.

         3. The Custody Agreement and the Power of Attorney of each Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

         4. Delivery of the Shares to be sold by each Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

         Such counsel may rely with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained in the Underwriting Agreement and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments, including but not limited to a certificate executed by each Selling Stockholder attached to such counsel's opinion; provided that copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to counsel to the Underwriters and shall be in form and substance satisfactory to counsel to the Underwriters.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE
                                    EXHIBIT C                              ----


               FORM OF LEGAL OPINION OF FEDERAL REGULATORY COUNSEL


         1. The statements in the Prospectus under the captions "Risk Factors-Risks Related to Being a Regulated Entity," "Business-Medicaid Managed Care Market" and "Business-Regulation," to the extent that such statements constitute summaries of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects, it being understood that such counsel need express no opinion as to the financial or statistical data contained under such captions.

         2. To the knowledge of such counsel, except for the matters described on Schedule A thereto (which Schedule shall be consistent in all material respects with the draft thereof provided to counsel for the Underwriters prior to the date of the Underwriting Agreement), there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party that relate to the compliance by the Company or any of the subsidiaries with statutes, regulations or licenses governing the provision of healthcare products and services, and such counsel is not aware of any material violations of any such statutes, regulations or licenses by the Company or any of its subsidiaries.

         Such opinions may be limited to matters of federal law.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                    EXHIBIT D                               ----


               FORM OF LEGAL OPINION OF INDIANA REGULATORY COUNSEL


         1. The statements in the Prospectus in the first paragraph under the caption "Risk Factors--Risks Related to Being a Regulated Entity--Changes in government regulations designed to protect providers and members rather than our stockholders could force us to change how we operate and could harm our business," the paragraphs under the caption "Risk Factors--Risks Related to Being a Regulated Entity--Regulations may decrease the profitability of our health plans," the first paragraph under the caption "Risk Factors--Risks Related to Being a Regulated Entity--Failure to comply with government regulations could subject us to civil and criminal penalties," the paragraph under the caption "Risk Factors--Risks Related to Being a Regulated Entity--If state regulators do not approve payments of dividends and distributions by our subsidiaries to us, we may not have sufficient funds to implement our business strategy," the second paragraph under the caption "Risk Factors--Risks Related to Our Business--Difficulties in executing our acquisition strategy could adversely affect our business," the paragraph under the caption "Risk Factors--Risks Related to Our Business--Claims relating to medical malpractice could cause us to incur significant expenses," the paragraphs under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Capital and Dividend Restrictions," the paragraphs under the caption "Business--Regulation--Managed Care Organizations" and the paragraphs under the caption "Business--Regulation--Medicaid," to the extent that such statements constitute summaries of Indiana legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects, it being understood that such counsel need express no opinion as to the financial or statistical data contained under such captions.

         2. To the knowledge of such counsel, there are no legal or governmental proceedings pending or overtly threatened in writing against the Company or any of its subsidiaries that relate to the compliance by the Company or any of the subsidiaries with statutes, regulations, licenses or certificates governing the provision of managed care programs and services, and such counsel is not aware of any material violations of any such statutes, regulations, licenses or certificates by the Company or any of its subsidiaries.

         Such opinions may be limited to matters of the laws of the State of Indiana.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                    EXHIBIT E                               ----


                FORM OF LEGAL OPINION OF TEXAS REGULATORY COUNSEL


         The statements in the paragraphs of the Prospectus listed below, insofar as such statements constitute summaries of matters of Texas law, fairly summarize in all material respects such matters of law:

         1. The first paragraph under the caption "Risk Factors--Risks Related to Being a Regulated Entity--Changes in government regulations designed to protect providers and members rather than our stockholders could force us to change how we operate and could harm our business,"

         2. The paragraphs under the caption "Risk Factors--Risks Related to Being a Regulated Entity--Regulations may decrease the profitability of our health plans,"

         3. The first paragraph under the caption "Risk Factors--Risks Related to Being a Regulated Entity--Failure to comply with government regulations could subject us to civil and criminal penalties,"

         4. The paragraph under the caption "Risk Factors--Risks Related to Being a Regulated Entity--If state regulators do not approve payments of dividends and distributions by our subsidiaries to us, we may not have sufficient funds to implement our business strategy,"

         5. The second paragraph under the caption "Risk Factors--Risks Related to Our Business--Difficulties in executing our acquisition strategy could adversely affect our business,"

         6. The paragraph under the caption "Risk Factors--Risks Related to Our Business--Claims relating to medical malpractice could cause us to incur significant expenses,"

         7. The paragraphs under the caption "Management's Discussion and Analysis of Financial Condition and Results of
                  Operations--Regulatory Capital and Dividend Restrictions,"

         8.       The paragraphs under the caption
                  "Business--Regulation--Managed Care Organizations" and

         9.       The paragraphs under the caption
                  "Business--Regulation--Medicaid."

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                    EXHIBIT F                               ----


              FORM OF LEGAL OPINION OF WISCONSIN REGULATORY COUNSEL


         1. The statements in the Prospectus in (a) the first paragraph under the caption "Risk Factors--Risks Related to Being a Regulated Entity--Changes in government regulations designed to protect providers and members rather than our stockholders could force us to change how we operate and could harm our business," (b) the paragraphs under the caption "Risk Factors--Risks Related to Being a Regulated Entity--Regulations may decrease the profitability of our health plans," (c) the first paragraph under the caption "Risk Factors--Risks Related to Being a Regulated Entity--Failure to comply with government regulations could subject us to civil and criminal penalties," (d) the paragraph under the caption "Risk Factors--Risks Related to Being a Regulated Entity--If state regulators do not approve payments of dividends and distributions by our subsidiaries to us, we may not have sufficient funds to implement our business strategy," (e) the second paragraph under the caption "Risk Factors--Risks Related to Our Business--Difficulties in executing our acquisition strategy could adversely affect our business," (f) the paragraph under the caption "Risk Factors--Risks Related to Our Business--Claims relating to medical malpractice could cause us to incur significant expenses," (g) the paragraphs under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Capital and Dividend Restrictions," (h) the paragraphs under the caption "Business--Regulation--Managed Care Organizations" and (i) the paragraphs under the caption "Business--Regulation--Medicaid," to the extent that such statements constitute summaries of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects, it being understood that such counsel need express no opinion as to the financial or statistical data contained under such captions.

         2. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company or Managed Health Services Insurance Corp. is a party that relate to the compliance by the Company or Managed Health Services Insurance Corp. with statutes, regulations or licenses governing the provision of managed care programs and services, and such counsel is not aware of any material violations of any such statutes, regulations or licenses by the Company or Managed Health Services Insurance Corp.

         Such opinions may be limited to matters of the laws of the State of Wisconsin.



                                       1